SECOND AMENDED SECURED PROMISSORY NOTE


$28,700,000                                                 Louisville, Kentucky
                                                                November 1, 1994

            WHEREAS, HOOSIER PARK, L.P. ("Borrower") is indebted to CHURCHILL DOWNS MANAGEMENT COMPANY ("Lender") under the following promissory notes: (I) Amended Secured Promissory Note dated January 31, 1994 in the original principal amount of $15,000,000, assumed by Borrower as of August 30, 1994 (the "Amended Note"), (ii) Promissory Note dated October 7, 1994 in the original principal amount of $416,278 (the "October 7 Note"), and (iii) Promissory Note dated October 27, 1994 in the original principal amount of $1,401,500 (the "October 27 Note"), (the Amended Note, the October 7 Note and the October 27 Note are collectively sometimes referred to as the "Notes").

            WHEREAS Borrower and Lender desire to issue this Note (I) in substitution and replacement of the Notes, and (ii) to provide for additional extensions of credit by Lender to Borrower pursuant to the terms and conditions of this Note.

            FOR VALUE RECEIVED, the undersigned, Borrower, with an address of 700 Central Avenue, Louisville, Kentucky 40208, hereby promises and agrees to pay to the order of Lender, a Kentucky corporation having an address of 700 Central Avenue, Louisville, Kentucky 40208, the aggregate principal sum of Twenty Eight Million Seven Hundred Thousand ($28,700,000), or so much thereof as may be advanced to or on behalf of Borrower pursuant to the terms of this Note, together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein and with a final maturity date of November 1, 2004, or such later date as may be extended in accordance with this Note (the "Loan Maturity Date").

            The principal of this Note shall bear interest on the unpaid balance thereof at a rate per annum which shall be equal to Two Percent (2%) above the prime rate of interest announced from time to time by PNC Bank, Kentucky, Inc. ("PNC Bank") as its prime rate (the "Prime Rate"). The Prime Rate of PNC Bank, as used in this Note, shall mean that rate of interest announced from time to time by PNC Bank at its principal office in Louisville, Kentucky to be the Prime Rate of PNC Bank. Any change in the Prime Rate of PNC Bank shall be effective as of the beginning of the day on which such change becomes effective. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days.

            Principal and interest on this Note shall be payable in the manner as set forth herein. Commencing on December 1, 1994, and continuing on the first day of each month thereafter through and including the Loan Maturity Date, Borrower shall promptly pay monthly installments of interest. As to any installment of interest, if Borrower does not pay such installment when due, such installment shall be deemed and constitute an additional advance of principal under this Note; provided, however, in no event will any such installment constitute an additional advance of principal under this Note if, when taking such installment into account, the outstanding principal balance under this Note equals or exceeds $28,700,000. If any such installment constitutes an additional advance of principal under this Note pursuant to the immediately preceding sentence, such installment shall not be considered overdue under


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



this Note nor will the failure to pay such installment when due be a default under this Note. The principal of this Note, and all accrued but unpaid interest thereon, shall be paid in full on or before November 1, 2004.

            All additional advances of principal under this Note shall be made at such times, and upon such terms and conditions, as agreed to by Borrower and Lender.

            Principal of this Note may be repaid in whole or in part without penalty or premium at any time.

            All payments of principal and interest and any other sums due under this Note shall be made in immediately available funds to Lender at 700 Central Avenue, Louisville, Kentucky 40208, or to such other person or at such other address as may be designated in writing by the holder of this Note. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as Lender may elect in its sole discretion.

            Any payment on this Note that is overdue for more than fifteen (15) days from its due date shall, if requested by the holder of this Note, be increased by an amount equal to five percent (5%) of the overdue payment, or such lesser maximum amount as legally may be allowed. The charging or collection of a late charge shall not be deemed a waiver of any of the holder's rights hereunder, including the right to declare a default.

            This Note is issued in part in replacement and substitution of the Notes, but does not constitute a forgiveness or novation of the indebtedness evidenced by such Notes, which is now evidenced by this Note. This Note shall be deemed to be the "Note" issued pursuant to, and subject to all the terms and conditions of the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and Collateral Assignment of Contracts dated September 30, 1993, as amended on January 31, 1994, and as further amended on today's date between Borrower and the Lender and all other loan documents (the "Loan Documents"). The occurrence of any "Event of Default" under the Loan Documents or under any note, security document or other loan document between the Borrower, the Lender and any guarantor shall be an Event of Default hereunder, and Lender may, at its option, and without notice, declare the entire unpaid principal balance of, and all accrued interest on, this Note to be immediately due and payable and proceed to enforce and realize upon any or all security for this Note provided under the Loan Documents.

            Without limiting the generality of the preceding paragraph, if default occurs in the payment of any installment of interest and/or principal hereunder when due or in the payment of any other sum herein specified when due, and such default shall have continued for a period of five (5) business days after written notice of such default is given by Lender to Borrower, the Lender may, without further notice, declare the entire unpaid principal balance of, and all accrued interest on, this Note to be immediately due and payable and proceed to enforce all remedies available to it and realize upon any or all security for this Note.



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            Whenever  there is an Event of Default  under this Note,  the entire principal  balance of, and all  accrued  interest  on, this Note,  and all other
existing  or  hereafter  created  or  arising   liabilities,   indebtedness  and
obligations of Borrower to the holder (however acquired or evidenced) shall, at the option of the holder, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Borrower). Upon the occurrence of any such Event of Default, in addition to the other remedies afforded to the holder hereunder, the rate of interest then applicable to the entire unpaid principal balance of this Note shall, at the option of the holder, be increased by an increment of an additional four percent (4%) per annum, or such lesser increment as may be the maximum permitted by law.

            This Note, the Loan Documents, and all other agreements between the Borrower and the holder of this Note, whether now existing or whether hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or retention of money loaned hereunder, or advanced for the performance or payment of any covenant or obligation contained herein, in any other Loan Document, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision of this Note, the Loan Documents, or of any such other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, and if from such circumstance the holder of this Note shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.

            Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Borrower's other obligations under this Note.

            If there is any Event of Default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

            Without restricting any of the rights or remedies available to Lender, Lender shall have the right to set off, at any time after an Event of Default by Borrower under this Note, without notice to Borrower, any and all deposits or other sums at any time or times credited by or due from Lender to Borrower whether or not held by Lender in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute


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additional  security for the obligations of Borrower arising under this Note and under any of the other Loan Documents. Borrower hereby grants to Lender a lien on and a continuing security interest in all instruments, documents, securities, cash, chattel paper, general intangibles, deposits, certificates of deposit, other property, and the cash and noncash proceeds of any of the foregoing, owned by Borrower, or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Lender, or in transit by mail or carrier to or from Lender or in the possession of any third party on behalf of Lender, without regard to whether Lender received the same in pledge, for safekeeping, as an agent for collection or transmission or otherwise, or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the obligations of Borrower hereunder and under the Loan Documents, and all of which may be applied at any time after an Event of Default by Borrower with respect to any of said obligations, without notice to Borrower, in such order as Lender may determine.

            The invalidity or unenforceability of any provision of this Note shall not impair the validity or enforceability of any other provision of this Note.

            This Note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

            Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby (a) waive presentment, demand, notice of dishonor, protest, notice of protest, (b) further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and (C) further agree that the holder of this NotE shall have the right without notice, to deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of the Loan Documents securing or pertaining to this Note, without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Borrower hereunder and without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of this state or any other state of the United States.

            IN THE EVENT LENDER SHALL AT ANY TIME INSTITUTE ANY ACTION OR PROCEEDING AGAINST BORROWER, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ALL COURTS OF THE COMMONWEALTH OF KENTUCKY AND ALL FEDERAL DISTRICT COURTS, AND TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE STATE OR FEDERAL COURTS IN THE CITY OF LOUISVILLE, JEFFERSON COUNTY, KENTUCKY, WHICH IS THE PLACE OF MAKING OF THIS NOTE AND IS THE PRINCIPAL PLACE WHERE THE OBLIGATIONS OF BORROWER TO THE HOLDER HEREOF ARE TO BE PERFORMED.

            TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY ANY PARTY TO THIS NOTE AGAINST ANY OTHER PARTY TO THIS NOTE. THE CONSENT AND WAIVER CONTAINED


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



HEREIN HAS BEEN VOLUNTARILY AND KNOWINGLY MADE, AFTER THE BORROWER HAS BEEN ADVISED AND COUNSELED BY ITS ATTORNEYS AS TO THE NATURE THEREOF.

                                    "BORROWER"

                                    HOOSIER PARK, L.P.
                                    By:  Anderson Park, Inc., its general
                                          partner



                                    By:  /S/ JEFFREY M. SMITH
                                        -------------------------

                                    Title:  PRESIDENT

                                    Date: MARCH 29, 1995













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